As filed with the Securities and Exchange Commission on June 29, 2005
                                                         Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        ---------------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        ---------------------------------

                        FELCOR LODGING TRUST INCORPORATED
             (Exact name of registrant as specified in its charter)

                  Maryland                            75-2541756
         (State or other jurisdiction of           (I.R.S. Employer
         incorporation or organization)           Identification No.)

      545 E. John Carpenter Frwy., Suite 1300
               Irving, Texas                             75062
     (Address of Principal Executive Offices)          (Zip Code)


                        FELCOR LODGING TRUST INCORPORATED
                   2005 Restricted Stock and Stock Option Plan
                            (Full title of the plan)
                       ----------------------------------

                              Lawrence D. Robinson
                  Executive Vice President and General Counsel
                        FelCor Lodging Trust Incorporated
                     545 E. John Carpenter Frwy., Suite 1300
                            Irving, Texas 75062-3933
                     (Name and address of agent for service)

                                 (972) 444-4900
          (Telephone number, including area code, of agent for service)
                       ----------------------------------

                                    Copy to:

                                Robert W. Dockery
                 Jenkens & Gilchrist, A Professional Corporation
                          1445 Ross Avenue, Suite 3700
                            Dallas, Texas 75202-2799
                       ----------------------------------

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
                                                                            Proposed maximum
                                                      Proposed maximum          aggregate
     Title of securities           Amount to be        offering price        offering price            Amount of
       to be registered           registered (1)      per share (2)(3)          (1)(2)(3)         registration fee (4)
------------------------------------------------------------------------------------------------------------------------
Common Stock,
par value $0.01 per share           1,000,000              $13.99              $13,990,000               $1,647
------------------------------------------------------------------------------------------------------------------------

(1)  Consists of 1,000,000  shares of common  stock,  $0.01 par value per share, reserved for issuance under the FelCor Lodging Trust Incorporated 2005 Restricted Stock and Stock Option Plan. In addition, pursuant to Rule 416 promulgated under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of additional shares of common stock issuable pursuant to awards or the exercise of options to be granted under the 2005 Restricted Stock and Stock Option Plan to prevent dilution that may result from any future stock splits, stock dividends or similar transactions affecting the common stock.
(2)  Estimated solely for the purpose of computing the registration fee.
(3) Calculated pursuant to Rules 457(c) and 457(h) promulgated under the Securities Act of 1933. Accordingly, the price per share of common stock offered hereunder pursuant to the 2005 Restricted Stock and Stock Option Plan is based upon 1,000,000 shares of common stock reserved for issuance under the 2005 Restricted Stock and Stock Option Plan at a price per share of $13.99, which is the average of the highest and lowest price per share of common stock reported on the New York Stock Exchange on June 27, 2005; which is a date within five business days prior to the date of this Registration Statement.
(4) Pursuant to Rule 457(p) promulgated under the Securities Act of 1933, the registration fee of $1,647 is offset against filing fees previously paid in connection with the Form S-4 (File No. 333-62510), filed on June 7, 2001, by FelCor Lodging Trust Incorporated and FelCor Lodging Limited Partnership and subsequently withdrawn on September 28, 2001.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.           Plan Information*

Item 2.           Registrant Information and Employee Plan Annual Information*

      *Information required by Part I of Form S-8 (Items 1 and 2) to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, or the Securities Act, and the Note to Part I of Form S-8.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

      FelCor Lodging Trust Incorporated, or the Company, hereby incorporates by reference in this Registration Statement the following documents previously filed by the Company with the Securities and Exchange Commission, or the
Commission:

     (1) The Company's Annual Report on Form 10-K for the year ended December 31, 2004;

     (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005;

     (3) The Company's Current Report on Form 8-K dated January 25, 2005, and filed with the Commission on January 28, 2005;

      (4) The Company's Current Report on Form 8-K dated February 9, 2005, and filed with the Commission on February 10, 2005;**

     (5) The Company's Current Report on Form 8-K dated April 6, 2005, and filed with the Commission on April 11, 2005;

     (6) The Company's Current Report on Form 8-K dated April 26,2005, and filed with the Commission on May 2, 2005;

     (7) The Company's Current Report on Form 8-K dated May 2, 2005, and filed with the Commission on May 3, 2005;**

     (8) The Company's Current Report on Form 8-K dated June 10, 2005, and filed with the Commission on June 13, 2005; and

     (9) The description of the Company's common stock contained in the Company's registration statement on Form 8-A filed with the Commission, including any amendment or report filed for the purpose of updating that description.

      All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of those documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.**

      Any statement contained herein or in any document incorporated, or deemed to be incorporated by reference, herein, shall be deemed to be modified or superseded, for purposes of this Registration Statement, to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
___________________________
** Portions of this report were, and any portion of reports that subsequently are, furnished to the Commission under Item 2.02, Results of Operations and Financial Condition, and Item 7.01, Regulation FD Disclosure. Pursuant to General Instruction B(2) of Form 8-K, the portions of these reports submitted under Items 2.02 and 7.01 are not deemed to be "filed" for purposes of Section 18 of the Exchange Act and are not subject to the liabilities of that section. Additionally, all exhibits to these reports relating to Items 2.02 and 7.01 are deemed to be "furnished," and not "filed," under Item 9.01, Financial Statements and Exhibits, unless specifically stated otherwise. Furthermore, the information in these reports, including the exhibits, shall not be deemed to be incorporated by reference into the Company's filings under the Securities Act or the Exchange Act or into this Registration Statement (including the prospectus of this Registration Statement) regardless of any general incorporation language in those filings.

Item 4.       Description of Securities.

              Not Applicable.

Item 5.       Interests of Named Experts and Counsel.

              Not Applicable.

Item 6.       Indemnification of Directors and Officers.

         The charter of the Company, generally, limits the liability of the Company's directors and officers to the Company and its shareholders for money damages to the fullest extent permitted, from time to time, by the laws of the State of Maryland. The Maryland General Corporation Law, or MGCL, authorizes Maryland corporations to limit the liability of directors and officers to the corporation and its shareholders for money damages, except to the extent that it is proved that the director or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit actually received or to the extent that a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding in the proceeding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

    The Company's charter also provides, generally, for the indemnification of, and advance of expense on behalf of, directors and officers, among others, to the fullest extent permitted by Maryland law. The MGCL authorizes Maryland corporations to indemnify present and past directors and officers of the corporation or of another corporation for which they serve at the request of the corporation against judgments, penalties, fines, settlements and reasonable expenses (including attorneys' fees) actually incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation in respect of which the person is adjudicated to be liable to the corporation), in which they are made parties by reason of being, or having been, directors or officers, unless it is proved that (i) the act or omission of the person was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the person actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the person had reasonable cause to believe that the act or omission was unlawful. The MGCL also provides that, unless limited by the corporation's charter, a corporation shall indemnify present and past directors and officers of the corporation who are successful, on the merits or otherwise, in the defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against reasonable expenses (including attorneys' fees) incurred in connection with the proceeding. The Company's charter does not limit the extent of this indemnity.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors and officers of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

      The Company may purchase director and officer liability insurance for the purpose of providing a source of funds to pay any indemnification described above. The MGCL authorizes Maryland corporations to purchase and maintain insurance for former or existing directors or officers of the corporation against any liability assessed against, and incurred, by persons in that capacity or arising out of that person's position, whether or not the corporation would have the power to indemnify against liability under the MGCL. The Company's charter does not limit this authority to obtain insurance.

Item 7.       Exemption from Registration Claimed.

              Not Applicable.

Item 8.       Exhibits.

         The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K.

Exhibit
 Number                                 Description of Exhibit
-------                                 ----------------------

4.1.1 Articles of Amendment and Restatement dated June 22, 1995, amending and restating the Charter of the Company, as amended or supplemented by Articles of Merger dated June 23, 1995, Articles Supplementary dated April 30, 1996, Articles of Amendment dated August 8, 1996, Articles of Amendment dated June 16, 1997, Articles of Amendment dated October 30, 1997, Articles Supplementary dated May 6, 1998, Articles of Merger and Articles of Amendment dated July 27, 1998, and Certificate of Correction dated March 11, 1999 (filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, and incorporated herein by reference).

4.1.2 Certificate of Correction to the Articles of Merger between the Company and Bristol Hotel Company, dated August 31, 1999 (filed as Exhibit 3.1.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, and incorporated herein by reference).

4.1.3          Articles  Supplementary,  dated  April 1, 2002  (filed as Exhibit
               3.1.2 to the Company's Current Report on Form 8-K, dated April 1, 2002, and filed on April 4, 2002, and incorporated herein by reference).

4.1.4 Articles Supplementary designating additional shares of $1.95 Series A Cumulative Convertible Preferred Stock filed April 2, 2004 (filed as Exhibit 3.1.3 to the Company's Current Report on Form 8-K, dated as of March 30, 2004, and filed on April 6, 2004, and incorporated herein by reference).

4.1.5 Articles Supplementary designating additional shares of $1.95 Series A Cumulative Convertible Preferred Stock filed August 20, 2004 (filed as Exhibit 3.1.4 to the Company's Current Report on Form 8-K, dated as of August 18, 2004, and filed on August 26, 2004, and incorporated herein by reference).

4.1.6 Articles Supplementary designating the shares of 8% Series C Cumulative Redeemable Preferred Stock filed April 6, 2005 (filed as Exhibit 3.1.6 to the Company's Current Report on Form 8-K, dated as of April 6, 2005, and filed on April 11, 2005, and incorporated herein by reference).

4.2            Bylaws of the  Company,  as amended  (filed as Exhibit 3.2 to the
               Company's   Registration   Statement   on  Form  S-11  (File  No.
               333-98332) and incorporated herein by reference).

4.3 Form of Share Certificate for Common Stock (filed as Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, and incorporated herein by reference).

4.4* FelCor Lodging Trust Incorporated 2005 Restricted Stock and Stock Option Plan.

5.1*           Opinion of Jenkens & Gilchrist, A Professional Corporation.

23.1 Consent of Jenkens & Gilchrist, A Professional Corporation (included in opinion filed as Exhibit 5.1 hereto).

23.2*          Consent of PricewaterhouseCoopers LLP.

24.1           Powers  of  Attorney   (included  with  signature  page  of  this
               Registration Statement).

__________________
* Filed herewith.

Item 9.       Undertakings.

         (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on June 28, 2005:


                                   FELCOR LODGING TRUST INCORPORATED
                                   a Maryland corporation


                                   By:   /s/ LAWRENCE D. ROBINSON
                                         --------------------------
                                         Lawrence D. Robinson
                                         Executive Vice President and
                                         General Counsel

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints each of Thomas J. Corcoran, Jr. and Lawrence D. Robinson, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments) to this registration statement, to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices and other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, full power and authority to perform and do each and every act and thing necessary and advisable as fully to all intents and purposes as he or she might or could perform and do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:


                  Signature                                         Title                                Date
                  ---------                                         -----                                ----
          /s/ DONALD J. MCNAMARA               Chairman of the Board and                            June 28, 2005
-----------------------------------------      Director
            Donald J. McNamara

        /s/ THOMAS J. CORCORAN, JR.            President, Chief Executive                           June 28, 2005
-----------------------------------------      Officer and Director
          Thomas J. Corcoran, Jr.

           /s/ RICHARD A. SMITH                Executive Vice President and Chief                   June 28, 2005
-----------------------------------------      Financial Officer
             Richard A. Smith

           /s/ LESTER C. JOHNSON               Senior Vice President and Controller                 June 28, 2005
-----------------------------------------      (Principal Accounting Officer)
             Lester C. Johnson

            /s/ MELINDA J. BUSH                Director                                             June 26, 2005
-----------------------------------------
              Melinda J. Bush

          /s/ RICHARD S. ELLWOOD               Director                                             June 28, 2005
-----------------------------------------
            Richard S. Ellwood

          /s/ RICHARD O. JACOBSON              Director                                             June 28, 2005
-----------------------------------------
            Richard O. Jacobson

           /s/ DAVID C. KLOEPPEL               Director                                             June 23, 2005
-----------------------------------------
             David C. Kloeppel

       /s/ CHARLES A. LEDSINGER, JR.           Director                                             June 28, 2005
-----------------------------------------
         Charles A. Ledsinger, Jr.

          /s/ ROBERT H. LUTZ, JR.              Director                                             June 27, 2005
-----------------------------------------
            Robert H. Lutz, Jr.

          /s/ ROBERT A. MATHEWSON              Director                                             June 28, 2005
-----------------------------------------
            Robert A. Mathewson

            /s/ MICHAEL D. ROSE                Director                                             June 28, 2005
-----------------------------------------
              Michael D. Rose

                                INDEX TO EXHIBITS

Exhibit
Number                      Description of Exhibit
-------                     ----------------------

4.1.1 Articles of Amendment and Restatement dated June 22, 1995, amending and restating the Charter of the Company, as amended or supplemented by Articles of Merger dated June 23, 1995, Articles Supplementary dated April 30, 1996, Articles of Amendment dated August 8, 1996, Articles of Amendment dated June 16, 1997, Articles of Amendment dated October 30, 1997, Articles Supplementary dated May 6, 1998, Articles of Merger and Articles of Amendment dated July 27, 1998, and Certificate of Correction dated March 11, 1999 (filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, and incorporated herein by reference).

4.1.2 Certificate of Correction to the Articles of Merger between the Company and Bristol Hotel Company, dated August 31, 1999 (filed as Exhibit 3.1.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, and incorporated herein by reference).

4.1.3          Articles  Supplementary,  dated  April 1, 2002  (filed as Exhibit
               3.1.2 to the Company's Current Report on Form 8-K, dated April 1, 2002, and filed on April 4, 2002, and incorporated herein by reference).

4.1.4 Articles Supplementary designating additional shares of $1.95 Series A Cumulative Convertible Preferred Stock filed April 2, 2004 (filed as Exhibit 3.1.3 to the Company's Current Report on Form 8-K, dated as of March 30, 2004, and filed on April 6, 2004, and incorporated herein by reference).

4.1.5 Articles Supplementary designating additional shares of $1.95 Series A Cumulative Convertible Preferred Stock filed August 20, 2004 (filed as Exhibit 3.1.4 to the Company's Current Report on Form 8-K, dated as of August 18, 2004, and filed on August 26, 2004, and incorporated herein by reference).

4.1.6 Articles Supplementary designating the shares of 8% Series C Cumulative Redeemable Preferred Stock filed April 6, 2005 (filed as Exhibit 3.1.6 to the Company's Current Report on Form 8-K, dated as of April 6, 2005, and filed on April 11, 2005, and incorporated herein by reference).

4.2            Bylaws of the  Company,  as amended  (filed as Exhibit 3.2 to the
               Company's   Registration   Statement   on  Form  S-11  (File  No.
               333-98332) and incorporated herein by reference).

4.3 Form of Share Certificate for Common Stock (filed as Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, and incorporated herein by reference).

4.4* FelCor Lodging Trust Incorporated 2005 Restricted Stock and Stock Option Plan.

5.1*           Opinion of Jenkens & Gilchrist, A Professional Corporation.

23.1 Consent of Jenkens & Gilchrist, A Professional Corporation (included in opinion filed as Exhibit 5.1 hereto).

23.2*          Consent of PricewaterhouseCoopers LLP.

24.1           Powers  of  Attorney   (included  with  signature  page  of  this
               Registration Statement).

___________________
* Filed herewith.

                                 Exhibit Index